UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    February 6, 2019

Legacy Reserves Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38668	82-4919553
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 W. Wall, Suite 1800 Midland, Texas (Address of principal executive offices)	79701 (Zip Code)

Registrant’s telephone number, including area code:   (432) 689-5200

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company         ❑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                      ❑

Item 3.02	Unregistered Sale of Equity Securities.
On February 4, 2019, Legacy Reserves Inc. (the “Company”) issued 363,636 shares of its common stock, par value $0.01 per share (“Common Stock”), in exchange for $1.0 million aggregate principal amount of Legacy Reserves LP and Legacy Reserves Finance Corporation’s (the “Issuers”) 8% Convertible Senior Notes due 2023 (the “2023 Convertible Notes”) pursuant to the Notes Exchange Agreement dated January 30, 2019 between the Company and existing holders of the 2023 Convertible Notes.
On February 5, 2019, the Company issued 363,636 shares of Common Stock, in exchange for $1.0 million aggregate principal amount of the Issuers 2023 Convertible Notes pursuant to the Notes Exchange Agreement dated February 4, 2019 between the Company and existing holders of the 2023 Convertible Notes.
The issuance of Common Stock in exchange for the 2023 Convertible Senior Notes was made in reliance on the exemption from registration provided in Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), on the basis that the exchange constitutes an exchange with existing securityholders of the Company and no commission or other renumeration was paid or given for soliciting the exchanges.
The information set forth under Item 5.02 below with respect to the issuance of an inducement award of restricted stock units to Robert L. Norris is incorporated by reference into this Item 3.02. The inducement award is exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Chief Financial Officer
On February 6, 2019, the Board of Directors (the “Board”) of the Company appointed Robert L. Norris as Chief Financial Officer effective as of February 19, 2019. Mr. Norris, age 39, succeeds James Daniel Westcott as Chief Financial Officer. As previously disclosed, Mr. Westcott will continue to serve in his role as President until his promotion to Chief Executive Officer becomes effective on March 1, 2019.
Mr. Norris from April 2015 to his appointment at the Company served as a Principal at The Catalyst Group, a private equity firm focused on lower middle market investments, where he was involved in the sourcing, structuring, evaluation, and execution of equity investments and the management of the firm’s portfolio companies. From June 2014 to March 2015, Mr. Norris led the corporate development and strategy efforts at Civeo, a workforce accommodations provider that was spun out from Oil States International. From August 2003 to June 2014, Mr. Norris served in various capacities at Oil States International, a diversified oilfield service company, ultimately leading their corporate development and strategy groups. Mr. Norris received a Bachelor of Arts degree in Economics and an MBA both from the University of Texas, Austin.
Employment Agreement with the Chief Financial Officer
In connection with Mr. Norris’ appointment as Chief Financial Officer, on February 7, 2019, the Company, Legacy Reserves Services LLC, an indirect wholly owned subsidiary of the Company (the “Employer”), and Mr. Norris entered into an employment agreement effective as of February 19, 2019 (the “Employment Agreement”).
Pursuant to the Employment Agreement, Mr. Norris will receive an annual base salary of $400,000, subject to annual review and adjustments, and is eligible to receive an annual bonus with a target equal to at least 80% of his annual base salary. Additionally, Mr. Norris will be eligible to receive long-term incentive awards from time to time in amounts determined by the Board in its discretion.
Upon a termination of Mr. Norris’ employment by the Employer without cause, or by Mr. Norris for good reason, Mr. Norris will be entitled to receive, subject to his execution of a release of claims, (1) any accrued benefits, (2), a pro-rata bonus for the fiscal year in which the termination occurs (3) severance pay equal to the sum of Mr. Norris’ highest monthly annual base salary rate in effect at any time during the 12 month period prior to termination and 1/12th of Mr. Norris’ target bonus, paid monthly for a period of 12 months (or, if the termination is within 24 months following a change of control, such 12-month period is increase to 18) and (4) the full costs of COBRA continuation coverage for the shorter of the severance period or the time when Mr. Norris receives substantially similar benefits from a subsequent employer.
Upon a termination of Mr. Norris’ employment due to disability or death, Mr. Norris or Mr. Norris’ estate will be entitled to receive any earned but unpaid base salary, any earned but unpaid bonus for any preceding fiscal year, any unreimbursed business expenses, any accrued benefits and a pro-rata bonus for such fiscal year.

Upon a termination of Mr. Norris’ employment for cause, or by Mr. Norris without good reason, Mr. Norris will be entitled to receive any earned but unpaid base salary, any unreimbursed business expenses and any accrued benefits.
Mr. Norris will be subject to customary restrictive covenants, including non-competition and non-solicitation covenants during his employment and for one year following termination of employment for any reason. For a termination of employment by the Employer within two years following a change of control by Mr. Norris for good reason or by the company without cause, Mr. Norris will not be subject to a non-competition covenant following termination of employment.
As an inducement to Mr. Norris’ employment, Mr. Norris will receive an award of 496,894 restricted stock units (“RSUs”) pursuant a restricted stock unit award agreement effective as of February 19, 2019 (the “Award Agreement”) entered into between the Company and Mr. Norris. The award is being made outside of the Legacy Reserves Inc. 2018 Omnibus Incentive Plan (the “Plan”) but will be subject to terms and conditions generally consistent with those in the Plan. The RSUs will vest over a three-year period, with 25% vesting in each of February 2020 and 2021 and the remaining 50% vesting in February 2022, subject to Mr. Norris’ continued employment with the Company. Additionally, the RSUs may be subject to accelerated vesting in certain events.
There is no arrangement or understanding between Mr. Norris and any other person pursuant to which he was selected as an officer of the Company. There are no family relationships between Mr. Norris and any of the Company’s directors or executive officers. There are no relationships between Mr. Norris and the Company or any of the Company’s subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.
The foregoing descriptions of the Employment Agreement and Award Agreement are qualified by reference to the full text of the Employment Agreement and Award Agreement, copies of which are filed herewith as Exhibit 10.1 and 10.2, respectively, and incorporated herein by reference.
Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The information set forth under Item 8.01 below is incorporated by reference into this Item 5.03.
Item 8.01    Other Events.
On February 6, 2019, the Board approved a one-time waiver and change to the window for shareholders to provide timely advance notice of any director nomination under Article II, Section 2.03 of the Second Amended and Restated Bylaws of the Company (the “Bylaws”) in connection with the Company’s 2019 annual meeting of the shareholders (the “2019 Annual Meeting”).
To be timely, any shareholder notice of any director nomination for the 2019 Annual Meeting must be received by the Corporate Secretary of the Company no later than 5:00 p.m. Central Time on April 1, 2019. This waiver to the advance notice window is applicable only for the 2019 Annual Meeting, and does not affect any other requirements under the Bylaws or pursuant to state or federal law that shareholders must meet in order to properly submit director nominations.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
Exhibit 10.1	Employment Agreement, dated as of February 7, 2019, between Robert L. Norris, Legacy Reserves Services LLC and Legacy Reserves Inc.
Exhibit 10.2	Restricted Stock Unit Award Agreement, dated February 19, 2019, between Robert L. Norris and Legacy Reserves Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Legacy Reserves Inc.

Date: February 11, 2019	By:	/s/ James Daniel Westcott
James Daniel Westcott
President and Chief Financial Officer